Exhibit 99.1

Oplink Reports First Quarter Fiscal 2009 Financial Results

Fremont, Calif., — October 30, 2008 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of photonic components, intelligent modules and subsystem solutions, today reported its financial results for its fiscal 2009 first quarter, ended September 30, 2008.

Revenues for the quarter were $43.0 million, compared to $37.3 million reported for the fourth quarter of fiscal 2008. GAAP net loss for the first quarter of fiscal 2009 was $3.4 million, or $0.16 per share. This compares to a GAAP net loss of $791,000, or $0.04 per share, reported for the fourth quarter of fiscal 2008.

Non-GAAP net income for the first quarter of fiscal 2009 was $3.2 million, or $0.15 per diluted share, which excludes a $4.1 million provision for excess and obsolete inventory, $1.6 million in stock-based compensation and $954,000 in amortization of intangible assets. This compares to non-GAAP net income of $2.8 million, or $0.13 per diluted share, reported for the fourth quarter of fiscal 2008, which excluded $1.4 million in stock-based compensation, $961,000 in amortization of intangible assets, $891,000 of inventory adjustments and $451,000 in transitional costs for contract manufacturing, partially offset by a $69,000 adjustment to a previously booked asset impairment charge.

Oplink generated $4.3 million in cash from operations during the first quarter and closed the quarter with cash, cash equivalents and short and long-term investments of $146.7 million.

“We reported revenue slightly above the outlook we provided last quarter and continued to generate cash from operations,” commented Tom Keegan, President of Oplink. “While we remain optimistic about long-term demand for our products, we are cautious about the near-term impact of economic conditions on telecom capital expenditures and our revenue. We have begun closely controlling expenses to ensure that our costs align with near-term revenue as we enter this challenging period. During this period, we will continue to work towards future design wins with our traditional passive customers and releasing new, more competitive transceiver designs. Despite the near-term challenges, we remain confident in the long-term prospects for our business.”

Business Outlook

For the quarter ending December 31, 2008, the Company expects to report revenues of between $34 million and $38 million and GAAP net loss per share of approximately $0.03 to $0.07. On a non-GAAP basis, excluding stock-based compensation, amortization of intangible assets, and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending December 31, 2008 of approximately $0.03 to $0.07.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, October 30, 2008. To access the conference call, dial 877-801-6172 or 303-262-2056 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on October 30, 2008 until 11:59 p.m. Pacific Time on November 6, 2008, by dialing 800-405-2236 or 303-590-3000 (outside the U.S. and Canada) and entering pass code 11121687#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. The Company offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Calabasas, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. The Company’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, Photonic Foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the guidance given for anticipated results for the second quarter of fiscal year 2009, that involve risks and uncertainties that may cause results to differ substantially from expectations. These risks include, but are not limited to, the potential for a downturn in the telecommunications industry or the overall economy in the United States and other parts of the world, possible reductions in customer orders, Oplink’s reliance upon third parties to supply components and materials for its products, intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry, and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. forward-looking.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:
Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2008	2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$99,450	$72,001
Short-term investments	32,253	50,077
Accounts receivable, net	32,743	34,200
Inventories	24,065	27,950
Prepaid expenses and other current assets	5,387	4,949

Total current assets	193,898	189,177

Long-term investments	15,003	20,003
Property, plant and equipment, net	32,780	34,206
Goodwill and intangible assets, net	22,533	23,487
Other assets	1,877	1,867

Total assets	$266,091	$268,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,515	$16,014
Accrued liabilities and other current liabilities	13,021	12,756
Accrued transitional costs for contract manufacturing	282	341
Restructuring accrual	—	370

Total current liabilities	27,818	29,481

Non-current liabilities	979	989

Total liabilities	28,797	30,470

Stockholders’ equity	237,294	238,270

Total liabilities and stockholders’ equity	$266,091	$268,740

(1) The June 30, 2008 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30	September 30
	2008	2007
	(Unaudited)	(Unaudited)

Revenues	$42,952	$49,151

Cost of revenues:
Cost of revenues	36,645	37,194
Stock compensation expense	118	129

Total cost of revenues	36,763	37,323

Gross profit	6,189	11,828

Operating expenses:
Research and development	3,282	4,432
Sales and marketing	2,257	2,880
General and administrative	2,666	4,404
Transitional costs for contract manufacturing	—	755
Merger fees	—	1,421
Stock compensation expense	1,449	1,617
Amortization of intangible and other assets	412	266

Total operating expenses	10,066	15,775

Loss from operations	(3,877)	(3,947)
Interest and other income, net	927	3,059
(Loss) gain on sale/disposal of assets	(6)	(37)

Loss before minority interest and provision for income taxes	(2,956)	(925)
Minority interest in loss of consolidated subsidiaries	—	2,484
Provision for income taxes	(456)	(234)

Net (loss) income	$(3,412)	$1,325

Net (loss) income per share:
Basic	$(0.16)	$0.06

Diluted	$(0.16)	$0.06

Shares used in per share calculation:
Basic	20,757	23,182

Diluted	20,757	23,792

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME

	Three Months Ended
	September 30	September 30
	2008	2007

Net (loss) income, GAAP	$(3,412)	$1,325
Adjustments to measure non-GAAP:
Provision for excess and obsolete inventory included in cost of revenues	4,065	—
Transitional costs for contract manufacturing	—	755
Merger fees	—	1,546
Stock compensation expense	1,567	1,746
Amortization of intangible and other assets	954	540
Minority interest in loss of consolidated subsidiaries	—	(1,287)

Non-GAAP net income	$3,174	$4,625

Net income per share, non-GAAP:
Basic	$0.15	$0.20

Diluted	$0.15	$0.19

Shares used in per share calculation:
Basic	20,757	23,182

Diluted	21,268	23,792

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	September 30	September 30
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(3,412)	$1,325
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,789	2,435
Stock compensation expense	1,567	1,746
Provision for excess and obsolete inventory	4,065	—
Transitional costs for contract manufacturing and other costs	—	755
Minority interest in loss of consolidated subsidiaries	—	(2,484)
Other	(481)	75
Change in assets and liabilities	(200)	1,965

Net cash provided by operating activities	4,328	5,817

Cash flows from investing activities:
Net sales (purchases) of investments	22,986	(982)
Net sales (purchases) of property and equipment	6	(1,071)
Net sales of cost investments	—	4,600
Acquisition of businesses, net of cash acquired	—	(699)

Net cash provided by investing activities	22,992	1,848

Cash flows from financing activities:
Proceeds from issuance of common stock	353	218

Net cash provided by financing activities	353	218

Effect of exchange rate changes on cash and cash equivalents	(224)	(30)

Net increase in cash and cash equivalents	27,449	7,853

Cash and cash equivalents, beginning of period	72,001	111,600

Cash and cash equivalents, end of period	$99,450	$119,453